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                                                                   EXHIBIT 10.3

[FINANCO, INC. LETTERHEAD]



                                                        November 11, 1996


The Clothestime, Inc.
5325 East Hunter Avenue
Anaheim, California 92807

        Attention: David Sejpal
                   Vice President and Chief Financial Officer

Creditors' Committee for The Clothestime, Inc.
% Siegel, Sommers & Schwartz, LLP
470 Park Avenue South
New York, New York 10016

        Attention: Gene Schwartz, Co-Chairman
                   Howard Camhi, Co-Chairman

Dear Sirs:

This will set forth the understanding and agreement between Financo, Inc., a Delaware corporation ("Financo") and The Clothestime, Inc. (the "Company") and the Creditors' Committee for the Company (the "Creditors' Committee") as follows:

1. The Company and the Creditors' Committee hereby jointly engage Financo as their financial advisor for the purpose of (a) identifying opportunities for the "Sale/Merger" of or "Investment" in (as defined in paragraph 3 below) the Company; (b) advising the Company and the Creditors' Committee concerning opportunities for such a Sale/Merger or Investment, whether or not identified by Financo; (c) as requested by the Company and the Creditors' Committee, participating on their behalf in negotiations concerning such a Sale/Merger or Investment, and (d) assisting the Company and the Creditors' Committee with implementing any such Sale/Merger or Investment in the context of the Company's "Chapter 11" (as hereinafter defined) context. References herein to the "Company" shall be deemed to include any entity that the Company may form to effect any of the transactions contemplated hereby.

2. Financo hereby accepts the engagement described in Paragraph 1 and, in that connection, agrees to:

        (a) assist with the preparation of financial and descriptive materials concerning the Company, and the distribution of such materials to prospective acquirors/merger partners of or investors in the Company;

        (b) develop, update and review with the Company and the Creditors' Committee on an ongoing basis a list of parties which might be interested in acquiring, merging with or investing in the Company (the "List") and contact only parties on the List that the Company and the Creditors' Committee consent to in advance; and

        (c) consult with and advise the Company and the Creditors' Committee concerning any prospective Sale/Merger or Investment and, if so requested by the Company and the Creditors' Committee, participate on the Company's and the Creditors' Committee's behalf in negotiations for such Sale/Merger or Investment.

        The Company and the Creditors' Committee may refuse to discuss or negotiate a Sale/Merger or Investment with any party for any reason whatsoever and may terminate negotiations with any party at any time.





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The Clothestime, Inc.
Creditors' Committee for The Clothestime, Inc.
November 11, 1996
Page 2

3.      For the purposes of this agreement:

        (a) A "Sale/Merger" of the Company shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, control of or a material interest in the Company or its businesses or assets is transferred. A "Sale/Merger" may take the form of any of the following transactions (without limitation): a sale or exchange of capital stock; a sale or exchange of assets (including, without limitation, one or more sales of leases, and one or more bulk sales of inventory, but excluding in-store sales of inventory and sales of leases conducted in connection with the Company's closing of store locations, other than in connection with a transaction as described in the second subparagraph of paragraph 3(c) below), a lease of assets (with or without a purchase option), a merger or consolidation (whether or not the Company is the surviving entity), a tender or exchange offer, a leveraged buy-out, the formation of a joint venture, minority investment or partnership, or any similar transaction.

        (b) An "Investment" in the Company shall mean any transaction, other than a Sale/Merger, constituting (a) the purchase by a third party of any security issued by the Company (including without limitation equity, debt or convertible securities, and any warrants or options to purchase the same), (b) any material loan (other than a working capital loan made by a financial institution) made by a third party to the Company, (c) the payment or assumption or defeasement by a third party of a material amount of the Company's obligations to third parties, or (d) any similar transaction.

        (c) Financo's compensation in connection with the consummation of a Sale/Merger or an Investment is based on the transaction's "Aggregate Value". "Aggregate Value" of a Sale/Merger or Investment shall mean the sum of (1) the value of all cash, securities and other property (including contingent consideration) paid or payable by an acquiring/investing party in connection with a Sale/Merger or Investment, (ii) any indebtedness of the Company that is "assumed" (as defined below) in connection with a Sale/Merger or Investment, and (iii) any dividends or other distributions paid by the Company out of the ordinary course from the date hereof through the closing of any Sale/Merger or Investment.

                Further, if it is determined that the Company's value to its estate is maximized by effecting a Sale/Merger as a multi-step transaction whereby the Company sells or merges its principal operating components to one purchaser/merger partner, with certain remaining assets (i.e., cash, cash equivalents, investments, inventories or receivables) being liquidated, sold or distributed by the estate, then the proceeds of such liquidated, sold or distributed assets shall be deemed to be part of the Aggregate Value of such Sale/Merger.

                The value of any non-cash portion of Aggregate Value, such as securities (whether debt or equity) or other property, shall be determined as follows: (1) the value of securities that are freely tradable in an established public market will be determined as provided in the definitive agreement governing the Sale/Merger or Investment or, in the absence of such an agreement or provision, on the basis of the last closing price prior to the consummation of a Sale/Merger or Investment; and
                (2) the value of the securities that are not freely tradable or have no established public market, or of property other than securities, shall be the fair market value thereof. Indebtedness of the Company shall be

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The Clothestime, Inc.
Creditors' Committee for The Clothestime, Inc.
November 11, 1996
Page 3


                deemed to have been "assumed" if (A) such indebtedness is repaid, assumed or otherwise defeased by an acquiror, investor or a other third party, or (B) in connection with a Sale/Merger in the form of a "stock" transaction (e.g., sale of stock, merger, consolidation, etc.), such indebtedness remains an obligation of the Company (or its successor or assignee) upon consummation of Sale/Merger. The term "indebtedness" shall, in the case of short-term revolving working capital debt, include only the average outstanding amount of such debt for the twelve months preceding the Sale/Merger or Investment.

4. The Company and the Creditor's Committee shall (a) furnish to Financo the names of all parties, if any, with whom they have had, prior to the date hereof, or have, at any time during the term of Financo's engagement hereunder, discussion or contacts concerning a Sale/Merger or Investment (such parties' names shall be hereby deemed to have been added to the List); and (b) make available to Financo all information concerning the business, assets, operations and financial condition of the Company that Financo reasonably requests in connection with the performance of its obligations hereunder. The Company and the Creditors' Committee recognize and confirm that, in advising them and in completing its engagement hereunder, Financo is using and relying on information, data, and material furnished to it by the Company. It is understood that in performing under this Agreement, Financo may assume and rely upon the accuracy and completeness of, but has not assumed any responsibility for independent verification of, such information, data and material so furnished.

5. Financo shall be engaged hereunder from the date hereof until this Agreement is terminated in accordance with the terms set forth below. Subject to the provisions of paragraphs 6 through 11, which shall survive any termination of this Agreement and/or the completion of Financo's engagement hereunder, the Company and the Creditors' Committee may terminate Financo's engagement hereunder at any time by giving Financo at least 10 business days prior written notice. Within 10 business days after the effective date of any termination, Financo will deliver to the Company and the Creditors' Committee a copy of the List as then constituted.

6. As compensation for the services rendered by Financo hereunder, the Company shall pay Financo as follows:

        (a) A retainer of $125,000 shall be paid to Financo by the Company (the "Retainer Fee") upon the effectiveness of this Agreement under the rules and procedures of the "Bankruptcy Court" (as hereinafter defined). The Retainer Fee shall be credited against any fee paid pursuant to paragraph 6(b) below.

        (b) Except as provided in paragraph 6(c) below, if a Sale/Merger of or Investment in the Company occurs either (i) with any party during the term of Financo's engagement hereunder, or (ii) at any time during a period of 12 months following the effective date of the Company's termination of Financo's engagement hereunder where the Sale/Merger or Investment involves a party either named on the List or with whom the Company or the Creditors' Committee had contact during the term of Financo's engagement hereunder, then the Company shall pay Financo a fee (a "Success Fee") equal to the greater of (A) $300,000 plus 1-1/2% of the Aggregate Value, or (B) $400,000.



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The Clothestime, Inc.
Creditors' Committee for The Clothestime, Inc.
November 11, 1996
Page 4

        (c) It is understood by the parties hereto that the Company, prior to the date hereof, has received from Ray DeAngelo and/or any of his affiliates ("DeAngelo") a proposal for a Sale/Merger or Investment (the "DeAngelo Proposal"); and may receive, after the date hereof, from Fast Retailing Ltd. and/or any of its affiliates ("Fast Retailing" and, together with "DeAngelo", each, alternatively, a "Designated Pre-Existing Candidate") a proposal for a Sale/Merger or Investment (a "Fast Retailing Proposal"). In order for a Fast Retailing Proposal to be considered a valid proposal for the purposes of this Agreement, on or before November 25, 1996, Fast Retailing must present a bona fide proposal in writing to the Company and the Creditors' Committee that is not subject to material additional due diligence and which contains the key material terms of a potential Sale/Merger or Investment, including (without limitation) credible details on the realizable value of such a transaction to the Company and its estate, the general structure and manner of implementation of such a transaction, how such a transaction would be financed, and a definitive timetable for consummation. In the event that the Company effects a Sale/Merger or Investment with DeAngelo or with Fast Retailing (but only if Fast Retailing submits a valid proposal as provided above), then the provisions of this paragraph 6(c) shall govern the payment of fees to Financo.

                (i) If potential acquirors/investors other than the Designated Pre-Existing Candidates conduct on- or off-site financial due diligence on the Company prior to the acceptance by the Court of a Sale/Merger or Investment transaction from one of the Designated Pre-Existing Candidates, but such potential acquirors/investors either submit no proposals to effect a Sale/Merger or Investment, or submit proposals for a Sale/Merger or Investment none of which, in the reasonable opinion of the Company and the Creditors' Committee, present value to the estate materially superior to the DeAngelo Proposal or a valid Fast Retailing Proposal, then, in the event that the Company thereafter enters into an agreement to effect a Sale/Merger or Investment with one of the Designated Pre-Existing Candidates, Financo shall thereupon be paid a fee of $50,000 (the "Termination Fee"). A termination Fee shall not be payable if the only parties that conduct any on- or off-site financial due diligence on the Company are the Designated Pre-Existing Candidates.

                (ii) If one or more of the potential acquirors/investors other than the Designated Pre-Existing Candidates submit proposals for a Sale/Merger or Investment at least one of which, in the reasonable opinion of the Company or the Creditors' Committee, presents value to the estate materially superior to the DeAngelo Proposal or a valid Fast Retailing Proposal, then, in the event that the Company thereafter effects a Sale/Merger or Investment with a Designated Pre-Existing Candidate within the time parameters outlined in paragraph 6(b) above, the Company shall pay Financo a Success Fee as provided in such paragraph 6(b).

        (d) Payment of a Success Fee to Financo pursuant to this paragraph 6 shall be paid by the Company to Financo at the closing of a Sale/Merger or Investment by wire transfer or check payable in immediately available funds. Payment of a Termination Fee to Financo pursuant to this paragraph 6 shall be paid by the Company to Financo immediately following the approval by the Court of a Sale/Merger or Investment meeting the conditions of paragraph 6(c)(i) by wire transfer or check payable in immediately available funds.
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The Clothestime, Inc.
Creditors' Committee for The Clothestime, Inc.
November 11, 1996
Page 5

        The Company and the Creditors' Committee represent that neither has made any agreement with any brokers, representatives or other persons pursuant to which such persons would have an interest in compensation due from the Company to Financo in connection with any transaction contemplated herein.

7. The Company shall, upon prior notice from Financo, pay, in advance, for all travel and lodging expenses, and for any material, publishing or photocopying costs, to be incurred by Financo on the Company's and the Creditors' Committee's behalf in connection with Financo's engagement hereunder. Except as otherwise provided for in the foregoing sentence, the Company shall reimburse Financo, on a monthly basis in arrears for Financo's reasonable out-of-pocket expenses incurred in connection with Financo's activities under or contemplated by this engagement during such preceding month, which out-of-pocket expenses may include, but not be limited to, outside database charges, overtime or outside word processing charges, communication charges, courier services and other necessary and reasonable expenses.

8. Financo will act under this Agreement as an independent contractor with duties solely to the Company and the Creditors' Committee. The Company and the Creditors' Committee expressly acknowledge that their engagement of Financo is not intended to confer rights upon any person not a party hereto, including shareholders, employees or creditors of the Company, as against Financo, Financo's affiliates or their respective directors, officers, agents and employees or each other person, if any, controlling Financo or any of its affiliates. Except as otherwise required by applicable law, any advice to be provided by Financo under this Agreement shall not be disclosed publicly or made available to third parties without prior written approval of Financo, which approval shall not be unreasonably withheld.

9. The Company and the Creditors' Committee agree that, following the completion of any transaction contemplated hereby, Financo will have the right to place advertisements in financial and other newspapers and journals, at its own expense, describing its services to the Company and the Creditors' Committee hereunder, provided that, prior to placing any such advertisements, Financo will submit a copy of any such advertisements to the Company and the Creditors' Committee for their approval.

10. Financo understands that the Company has filed a voluntary bankruptcy petition under Chapter 11 ("Chapter 11") of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court of the Central District of California, Santa Ana Division (the "Bankruptcy Court"). Financo, the Company and the Creditors' Committee acknowledge that this Agreement and its effectiveness are subject to the approval of the Bankruptcy Court. The Company and the Creditors' Committee agree to seek to make this agreement effective either through a joint stipulation or a motion pursuant to the rules and procedures of the Bankruptcy Court as soon as reasonably practicable and to take all reasonable actions necessary to procure such effectiveness.

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The Clothestime, Inc.
Creditors' Committee for The Clothestime, Inc.
November 11, 1996
Page 6

11. This Agreement shall be deemed to have been made in the State of New York. This Agreement and all controversies arising from or relating to performance under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State's rules concerning conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THIS ENGAGEMENT IS HEREBY WAIVED. This letter shall constitute the entire agreement between the parties hereto. This Agreement shall remain in full force and effect following completion or termination of Financo's engagement hereunder and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Creditors' Committee, and Financo. This Agreement may be executed via facsimile transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.


        If the foregoing correctly sets forth the understanding and agreement between Financo and the Company, please sign in the space indicated below.





                                        FINANCO, INC.

                                        By: /s/ Joshua R. Goldberg
                                           ---------------------------------
                                                Joshua R. Goldberg
                                                Managing Director



                                        THE CLOTHESTIME, INC.

                                        By: /s/ David A. Sejpal
                                           ----------------------------------
                                                David A. Sejpal
                                                Vice President and
                                                Chief Financial Officer


                                        CREDITORS' COMMITTEE FOR THE
                                        CLOTHESTIME, INC.

                                        By: /s/ Gene Schwartz
                                           -----------------------------------
                                                Gene Schwartz
                                                Co-Chairman


                                        By: /s/ Howard Camhi
                                           ------------------------------------
                                                Howard Camhi
                                                Co-Chairman